UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0216911
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Computer Software Innovations, Inc., as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form SB-2, as originally filed with the Securities and Exchange Commission on November 21, 2005 (Registration No. 333-129842), as amended on January 13, 2006, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, and Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on 8-K filed February 16, 2005.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on 8-K filed November 14, 2005.

3.3	Amended and Restated Bylaws of Computer Software Innovations, Inc., incorporated by reference to Exhibit 3.2 of the Company’s Current Report on 8-K filed February 16, 2005.

3.4	First Amendment to the Amended and Restated Bylaws of Computer Software Innovations, Inc. incorporated by reference to Exhibit 99.1 of the Company’s Current Report on 8-K filed December 20, 2005.

4.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company, incorporated by reference to Exhibit 4.2 of the Company’s Current Report on 8-K filed November 14, 2005.

10.1	Preferred Stock Purchase Agreement dated as of February 10, 2005, between the Company and Barron Partners LP, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on 8-K filed February 10, 2005.

10.2	First Amendment to the Preferred Stock Purchase Agreement dated November 7, 2005, between the Company and Barron Partners LP, incorporated by reference to Exhibit 10.4 of the Company’s Current Report on 8-K filed November 14, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

Date: January 25, 2006	By:	/s/ NANCY K. HEDRICK
	Name:	Nancy K. Hedrick
	Title:	President and CEO